EXHIBIT 23.2


                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our audit of the consolidated financial statements of First Reserve, Inc. and Subsidiaries as of December 31, 1999 which report is included in this Annual Report on Form 10-KSB.

/s/ McClain & Company, L.C.
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McClain & Company, L.C.
Miami, Florida
April 13, 2000